SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 6, 2006

CUBIST PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-21379	22-3192085
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

65 Hayden Avenue, Lexington, Massachusetts  02421

(Address of Principal Executive Offices)         (Zip Code)

Registrant’s telephone number, including area code: (781) 860-8660

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐              Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐              Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐              Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐              Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01            Other Events.

On June 6, 2006, Cubist Pharmaceuticals, Inc. (“Cubist”) entered into an Indenture (the “New Indenture”) with The Bank of New York Trust Company, N.A., as trustee, relating to Cubist’s 2.25% Convertible Subordinated Notes due 2013 (the “New Notes”). Under the New Indenture, Cubist issued $350,000,000 aggregate principal amount of New Notes in a public offering pursuant to an Underwriting Agreement entered into on May 31, 2006, and disclosed in Item 1.01 of Cubist’s Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) on June 1, 2006, which is incorporated herein by reference. The sale of the New Notes was made pursuant to Cubist’s registration statements on Form S-3 (SEC File No. 333-134559 and SEC File No. 333-134623), including a prospectus dated May 31, 2006, filed by Cubist with the SEC on June 1, 2006 pursuant to Rule 424(b)(5) under the Securities Act of 1933, as amended (the “Prospectus”). Terms of the New Indenture and the New Notes issued pursuant to the New Indenture are described in the section of the Prospectus entitled Description of the New Notes, which is incorporated herein by reference. A copy of the executed New Indenture is filed herewith as Exhibit 4.1 and is hereby incorporated into this Item 1.01 by reference.

Item 2.04.         Triggering Events That Accelerate or Increase a Direct Financial Obligation.

On June 8, 2006, Cubist issued a press release announcing that it will redeem its 5 1/2% Convertible Subordinated Notes due 2008 (the “Old Notes”) on June 28, 2006 (the “Redemption Date”), in accordance with the terms of the indenture, dated as of October 26, 2001, governing the notes (the “Old Indenture”). The approximately $165 million principal amount outstanding will be redeemed at $1,032.28 per $1,000 principal amount of notes, including a redemption price equal to $1,023.57 per $1,000 principal amount, together with accrued interest from May 1, 2006 to, but excluding, the Redemption Date.  The holders may convert the notes into common stock at a conversion price of approximately $47.20 per share until the close of business on June 27, 2006. At such price, each $1,000 principal amount of notes is convertible into approximately 21.1864 shares of common stock. Cubist has requested that the Bank of New York Trust Company, N.A. (the “Bank”), as trustee under the Old Indenture, mail a Notice of Redemption setting forth the redemption procedures to all registered holders of the notes. The Old Notes must be surrendered to the Bank, which is acting as Paying Agent, in accordance with the instructions on the Notice of Redemption. Redemption of the Old Notes will be funded from the net proceeds received from the issuance of the New Notes.

The full text of the June 8, 2006 press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01            Financial Statements and Exhibits.

(d)          Exhibits.

4.1	Indenture, dated as of June 6, 2006, between Cubist Pharmaceuticals, Inc. and The Bank of New York Trust Company, N.A., as trustee, including the Form of Global Note attached as Exhibit A thereto.

99.1	Press Release, dated June 8, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CUBIST PHARMACEUTICALS, INC.

	By:	/s/ Christopher D.T. Guiffre
Christopher D.T. Guiffre
Senior Vice President, General Counsel and Secretary

Dated: June 9, 2006